As filed with the Securities and Exchange Commission
                         on November 20, 1996

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549
                       _________________________
                               FORM S-8
        REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                       _________________________
                     GLOBAL VENTURE FUNDING, INC.
        (Exact name of registrant as specified in its charter)
                       _________________________

Colorado                                    84-0990371
(State or other jurisdiction of           (I.R.S. Employer
incorporation or organization)          Identification No.)
                       _________________________

                     628 Las Vegas Blvd. South
                        Las Vegas, NV  89101
                           (702) 233-6638
   (Address of Registrant's principal offices, including zipcode)
                       _________________________

MANAGEMENT CONSULTING PLAN WITH ROBERT C. BREHM CONSULTING, INC.
                      (Full title of the Plan)

                          Robert M. Dolan
                     628 Las Vegas Blvd. South
                        Las Vegas, NV  89101
                            (702) 233-6638
     (Name, address and telephone number of agent for service)
                         _________________________

                               COPIES TO :
                           Diane M. Lalosh, Esq.
                     1451 Southwest Blvd., Suite 120-L
                            Rohnert Park, CA  94928
                        _________________________

                Approximate Date of Proposed Sale to the Public
                 As soon as practicable after this Registration
                       Statement becomes effective.
                          _________________________
                       CALCULATION OF REGISTRATION FEE

______________________________________________________________________________
Title of Securities   Amount to be  Proposed Maximum   Proposed Maximum    Amount of
to be Registered       Registered    Offering Price        Aggregate     Registration
                                       per Share        Offering Price         Fee

Common Stock,          300,000(1)      $.10(2)             $ 30,000           $100.00
$.0001 Par Value(1)

(1) includes shares of common stock issuable upon exercise of options to purchase a total of 300,000 shares of common stock, issuable for consulting and advisory services to Robert C. Brehm Consulting, Inc. (an option to purchase 300,000 shares) and exercisable at $.10 per share.

(2) The registration fee is based upon a price of $.10 per share.
This price is determined accordingly by reference to the Agreement price provisions of the Issuer.

                 GLOBAL VENTURE FUNDING INC.

CROSS REFERENCE SHEET REQUIRED BY ITEM 501(b) OF REGULATION S-K

Form S-8 Item Number
and Caption                                Caption in Prospectus

1. Forepart of Registration Statement      Facing Page of Regis-
   and Outside Front Cover Page of         tration Statement and
   Prospectus                              Cover Page of
                                           Prospectus

2. Inside Front and Outside Back Cover     Insie Cover Page of
   Pages of Prospectus                     Prospectus and Outside
                                           Cover Page of
                                           Prospectus

3. Summary Information, Risk Factors and   Not Applicable
   Ratio of Earnings to Fixed Charges

4. Use of Proceeds                         Not Applicable

5. Determination of Offering Price         Not Applicable

6. Dilution                                Not Applicable

7. Selling Security Holders                Sales by Selling
                                           Security Holder

8. Plan of Distribution                    Cover Page of
                                           Prospectus and Sales
                                           by Selling Security
                                           Holder

9. Description of Securities to be         Description of
   Registered                              Securities; Management
                                           Consulting Agreement
                                           with Robert C. Brehm
                                           Consulting, Inc.

10. Interests of Named Experts and Counsel Legal Matters

11. Material Changes                       Not Applicable

12. Incorporation of Certain Information   Incorporation of
    by Reference                           Certain Documents by
                                           Reference

13. Disclosure of Commission Position      Indemnification of
    on Indemnification for Securities      Directors and
    Act Liabilities                        Officers; Undertakings


DATED : November 20, 1996
                          PROSPECTUS

                   GLOBAL VENTURE FUNDING INC.

                  300,000 Shares of Common Stock

ISSUED PURSUANT TO THE EXERCISE OF OPTIONS UNDER THE COMPANY'S
MANAGEMENT CONSULTING AGREEMENT WITH ROBERT C. BREHM CONSULTING,
INC.

     This prospectus is part of a Registration Statement which registers an aggregate of 300,000 shares of Common Stock, $.0001 par value (such shares being referred to as the "Shares"), of GLOBAL VENTURE FUNDING INC. (the "Company") which may be issued upon exercise of certain options, as set forth herein, to Robert
C. Brehm Consulting, Inc., a consultant to the Company (the "Consultant") pursuant to a written Management Consulting Agreement dated July 26, 1996 (the "Consulting Agreement") providing for the issuance of such options (such options being hereafter collectively referred to as the "Options"). Such selling stockholder may sometimes hereafter be referred to as the "Selling Security Holder." All of the Shares are being issued to the Consultant pursuant to the Consulting Agreement. The Company has been advised by the Selling Security Holder that it may sell all or a portion of the Shares from time to time in the Bulletin Board market, in negotiated transactions, directly or through brokers or otherwise, and that such shares will be sold at market prices prevailing at the time of such sales or at negotiated prices, and the Company will not receive any of the proceeds from such sales. The Company's principal executive is located at 628 Las Vegas Blvd. South, Las Vegas, NV 89101 (702) 233-6638.

     No person has been authorized by the Company to give any information or to make any representations other than as contained in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any distribution of the Shares issuable under the terms of the Agreement shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED
ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL SECURITIES
IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN
OFFER IN SUCH STATE.

    The date of this Prospectus is November 20, 1996.

                 AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street N.W., Washington D.C., 20549. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington D.C., 20549. The Company currently trades their stock on the OTC Bulletin Board market under the symbol "GBVF".

The Company has filed with the Commission a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to the resale of up to an aggregate of up to 300,000 shares of the Company's Common Stock offered by this Prospectus, reference is made to the Registration Statement, including the exhibits thereto. Statements in this Prospectus as to any document are not necessarily complete, and where any such document is an exhibit to the Registration Statement or is incorporated by reference herein, each such statement is qualified in all respects by the provisions of such exhibit or other document, to which reference is hereby made for a full statement of the provisions thereof. A copy of the Registration Statement, with exhibits, may be obtained from the Commission s office in Washington D.C. (at the above address) upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charge.

     INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Company with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

1. The Company's Annual Report on Form 10-KSB filed for the year ended September 30, 1996.

2. All reports and documents filed by the Company pursuant to Sections 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any or all the documents referred to above which have been or may be incorporated in this Prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Corporate Secretary, 628 Las Vegas Blvd. South, Las Vegas, NV 89101, (702) 233-6638.

           INFORMATION WITH RESPECT TO THE COMPANY

This Prospectus is accompanied by the Company's Annual Report on Form 10-KSB for the year ended September 30, 1996. These Annual and Quarterly Reports as well as all other reports filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 are hereby incorporated by reference in this Prospectus and may be obtained, without charge, upon the oral or written request of any person at 628 Las Vegas Blvd. South, Las Vegas, NV 89101, (702) 233-6638.

MANAGEMENT CONSULTING AGREEMENT WITH ROBERT C. BREHM CONSULTING,
INC.

General

On July 26, 1996, the Company entered into a Management Consulting Agreement with Robert C. Brehm Consulting, Inc. pursuant to which the Company agreed to issue to the Consultant Options to purchase up to an aggregate of 300,000 shares of Common Stock of the Company in consideration for consulting services to be provided to the Company over an anticipated ten month period commencing as of the date of the agreement. The Consultant is wholly owned by Mr. Robert C. Brehm, who is the sole officer and director of the Consultant. The term of the Management Consulting Agreement shall be ten months. Under the terms of the Consulting Agreement, the Consultant is to undertake for and consult with the Company concerning management, marketing and operational planning and consulting, strategic planning, corporate organization and structure, expansion of services and stockholder relations, and shall review and advise the Company regarding its overall progress, needs and condition.

In particular, the Consultant shall assist the Company with the implementation of short range and long term strategic planning to fully develop and enhance the Company s assets, resources, products and services; and advise and recommend to the Company additional services relating to the present products and services provided by the Company as well as new products and services that may be provided by the Company.

Compensation

In connection with the Consulting Agreement, the Company has agreed to issue Options to purchase up to 300,000 shares of Common Stock of the Company over the period of ten months and which are not being administered by either the Board of Directors of the Company or any committee of the Board of Directors organized for that purpose. The specific terms of the Options are as follows:

     (a) Option Price.  Options to purchase 300,000 shares of
Common Stock shall be exercisable at a price per share of Common
Stock of $.10

     (b) Terms of Options. Each option is exercisable from August 10, 1996 until its expiration date of August 10, 1998.

     (c) Payment for Shares. The purchase price for the exercise of the Options is payable in cash, and the price for the shares of Common Stock is to be paid in full upon exercise of the Options.

     (d) Transferability. The Options are not transferable by the holder thereof except pursuant to the laws of descent and distribution to the sole shareholder.

     (e) Redemption. There are no redemption rights afforded to the Company in connection with the Options.

     (f) Adjustments. The number of shares of Common Stock of the Company purchasable upon exercise of the Options and the exercise price of the Options are subject to the adjustment involving stock dividends, stock splits, reorganizations, reclassifications, consolidations and mergers. There will be no adjustment for the payment of cash dividends by the Company on its Common Stock. The Company is not required to issue fractional shares. Options for fractional shares amounting to less than one share will be disregarded.

     (g) Miscellaneous.  It is intended that the shares of Common
Stock issued on the exercise of the Options will be fully registered securities under the Securities Act of 1933.

Restrictions Under Securities Laws
The sale of any shares of Common Stock acquired upon the exercise of the Options must be made in compliance with federal and state securities laws. Officers, directors and 10% or greater shareholders of the Company, as well as certain other persons or parties who may be deemed to be "affiliates" of the Company under the Federal Securities Laws, should be aware that resales by affiliates can only be made pursuant to an effective registration Statement, Rule 144 or any other applicable exemption. Officers, directors and 10% and greater stockholders are also subject to the "short swing" profit rule of Section 16(b) of the Securities Exchange Act of 1934. Section 16(b) of the Exchange Act generally provides that if an officer, director or 10% or greater stockholder sold any Common Stock of the Company acquired pursuant to the exercise of a stock option or warrant, he would generally be required to pay to the Company any "profits" resulting from the sale of the stock and receipt of the stock option. Section 16(b) exempts all option exercises from being treated as purchases and, instead, treats an option grant as a purchase of the underlying security, which grant/purchase may be matched with any sale of the underlying security within six months of the date of the grant.

                  SALES BY SELLING SECURITY HOLDERS

The following sets forth the name of the Selling Security Holder, the amount of shares of Common Stock held directly or indirectly or underlying the maximum number of Options to be issued to the Selling Security Holder, the maximum amount of shares of Common Stock underlying the Options to be offered by the Selling Security Holder, the exercise price for the Options, the amount of Common Stock to be owned by the Selling Security Holder following sale of such shares and the percentage of shares of Common Stock to be owned by the Selling Security Holder following completion of such offering (based upon 3,282,513 shares outstanding as of September 30, 1996). Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to shares beneficially owned.

___________________________________________________________________________________________
Name of Selling     Number of   Shares to be  Exercise Price   Shares to be   Percent to be
Security Holder   Shares Owned     Offered       Per Share      Owned After     Owned After
                                                                  Offering        Offering

Robert C. Brehm    300,000(1)       300,000         $.10               0           none
Consulting, Inc.
___________________________________________________________________________________________

(1) Represents shares underlying a currently exercisable option to purchase 300,000 shares of the Company s common stock exercisable at $.10 per share, which has been issued to Consultant for advisory and consulting services.

                    DESCRIPTION OF SECURITIES

The authorized capital stock of the Company consists of 150,000,000 shares of Common Stock, $.0001 par value and 20,000,000 shares Preferred Stock , $.10 par value.

The following summary of certain terms of the Common Stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Company's Certificate of Incorporation and By-laws, which are included as exhibits to the Registration Statement of which this Prospectus is a part, and the provisions of applicable law.

Common Stock
As of the date of this Prospectus, there are 3,282,513 shares of Common Stock outstanding. Holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock, if any. Holders of Common Stock have no right to convert their Common Stock into any other securities. The Common Stock has no preemptive or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are, and the Common Stock to be outstanding upon completion of this Offering will be, duly authorized, validly issued, fully paid and nonassessable.

Preferred Stock
The Board of Directors has the authority, without further action of the stockholders, to issue up to 20,000,000 shares of Preferred Stock, $.10 par value, as follows:

500,000 shares have been designated as Series II, and of which 475,000 shares of Series II are currently issued and remain outstanding. Each share of Series II preferred stock is convertible into two shares, five shares, and ten shares of common stock, commencing one year, two years and three years, respectively, from the date of purchase.

500,000 shares have been designated as Series B, and of which 397,800 shares of Series B are currently issued and remain outstanding. Each share of Series B preferred stock is convertible into two shares and five shares of common stock, commencing one year and two years, respectively, from the date of purchase.

50,000 shares have been designated as Series C, and of which 1,050 shares of Series C are currently issued. Each share of Series C preferred stock is convertible into 100 shares of common stock, commencing one year after issuance The Series C convertible preferred stock has a liquidation preference of $1.00 per share.

50,000 shares have been designated as Series D, and of which 10,500 shares of Series D are currently issued and remain outstanding. Each share of Series D preferred stock is convertible into 100 shares of common stock. Series D preferred stock may be subject to forfeiture. The Series D convertible preferred stock has no liquidation rights.

The Company has reserved 17,500,000 shares of its $.0001 par value common stock for conversion of preferred stock.

The Board of Directors of the Company has authority to issue all or a portion of the authorized but unissued preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designation of such series. The issuance of Preferred Stock could adversely affect the voting power of holders of Common Stock and could have the effect of delaying, deferring or preventing a change in control of the Company.

Trading Status
The Company has applied to the Over The Counter Bulletin Board to trade under the symbol "GBVF".

Transfer Agent
The Transfer Agent for the shares of Common Stock is Corporate
Stock Transfer, Inc., 370 17th Street, Suite 2350, Denver, CO
80202 (303) 595-3300.

LEGAL MATTERS
Certain legal matters in connection with the securities being offered hereby will be passed upon for the Company by Diane M. Lalosh, 1451 Southwest Blvd., #120-L, Rohnert Park, CA 94928. Diane M. Lalosh is the beneficial owner of 10,000 shares of the Company's Series B Preferred Stock.

                               PART II

Item 3.   Incorporation of Documents by Reference

The Registrant incorporates the following documents by reference in the registration statement:

  (a) The Company's Annual Report on Form 10-KSB filed for the year ended September 30, 1996.

All other documents filed in the future by Registrant after the date of this Registration Statement, under Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which deregisters the securities covered hereunder which remain unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

The class of securities to be offered is registered under section 12(g) of the Securities Exchange Act of 1934, as amended. A description of the Registrant's securities is set forth in the Prospectus incorporated as part of this Registration Statement.

Item 5.   Interests of Named Experts and Counsel

None.

Item 6. Indemnification of Officers and Directors

The Company's Bylaws and the Colorado General Corporation Law provide for indemnification of directors and officers against certain liabilities. Officers and Directors of the Company are indemnified generally against expenses actually and reasonably incurred in connection with proceedings, whether civil or criminal, provided that it is determined that they acted in good faith, were not found guilty, and, in any criminal matter, had reasonable cause to believe that their conduct was not unlawful.

The Company's Certificate of Incorporation further provides that a director of the Company shall not be personally liable for monetary damages of the Company or its shareholders for breach of any fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve misconduct or a knowing violation of law; (iii) for the lawful payments of dividends or stock redemption by the Company or (iv) for any transaction from which the director derives an improper personal benefit.

Item 7. Exemption from Registration Claimed

Inasmuch as the Consultant who received the Shares of the Registrant was knowledgeable, sophisticated and had access to comprehensive information relevant to the Registrant, such transaction was undertaken in reliance on the exemption from registration provided by Section 4(2) of the Act.

Item 8. Exhibits

4(1)    Management Consulting Agreement with Robert C. Brehm
Consulting, Inc.

4(2)    Option Agreement with Robert C. Brehm Consulting, Inc.

5       Opinion of Diane M. Lalosh, consent included, relating to
the issuance of the shares of securities pursuant to the Management Consulting Agreement.

23(1)   Consent of Diane M. Lalosh.

23(2)   Consent of accountant, Bradshaw, Smith & Company, Las
Vegas, NV.

Item 9. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

        (i)  To include any prospectus required by section
10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including (but not limited to) any addition or election of a managing underwriter.

   (2) That for the purpose of determining the liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities offered at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining the liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Las Vegas, Nevada on November 20, 1996.



                            GLOBAL VENTURE FUNDING, INC.



                            By : /s/ Robert M. Dolan
                               Robert M. Dolan, President

Pursuant to the requirements of the Securities Act of 1933, the registration statement has been signed below by the following persons in the capacities indicated on November 20, 1996.




/s/ Robert M. Dolan                 President and Director
  Robert M. Dolan


  /s/ Silas A. Phillips             Secretary, Vice President
   Silas A. Phillips                and Director

______________________________________________________________

                EXHIBIT (4)(1)

Management Consulting Agreement with Robert C. Brehm Consulting,
Inc.
______________________________________________________________
              MANAGEMENT CONSULTING AGREEMENT

This Consulting Agreement, made as of July 26, 1996, by and between Global Venture Funding, Inc., 628 Las Vegas Blvd. South, Las Vegas, NV 89101, hereinafter referred to as the "COMPANY" and Robert C. Brehm Consulting, Inc., 6965 El Camino Real, Suite 105-279, Carlsbad, CA 92009 hereinafter referred to as "CONSULTANT".

                            PREAMBLE
WHEREAS, the COMPANY desires to retain the CONSULTANT'S services on an ongoing basis and has requested that the CONSULTANT include the COMPANY within its selected and limited group of clients;
and,

WHEREAS, the CONSULTANT is agreeable to such arrangement, subject to the following terms and conditions:

NOW, THEREFORE, intending to be legally bound, and in consideration of the mutual promises and covenants, the parties have agreed as follows:

1. APPOINTMENT.

The COMPANY hereby appoints CONSULTANT as one of its financial and strategic advisors and hereby retains CONSULTANT, pursuant to the terms and conditions of this Agreement (the "Consulting Agreement"). CONSULTANT accepts such appointment and agrees to perform the services pursuant to the terms and conditions of this Agreement

2. TERM.

The term of this Agreement shall begin on the date specified above and terminate 10 months thereafter.

3. DUTIES OF CONSULTANT

(a) CONSULTANT shall act, generally, as both financial and public relations counsel, essentially acting as the following:
          (1) as liaison between COMPANY and its shareholders;
          (2) as an advisor to the COMPANY with respect to communications and information (e.g., interviews, press releases, shareholder reports, etc.) as well as planning, designing, developing, organizing, writing and distributing such communications and information.
          (3) the implementation of short range and long term strategic planning to fully develop and enhance Company s assets, resources, products and services.
          (4) advise and recommend to COMPANY additional services and products that may be provided by COMPANY to prospective customers.

(b) To the extent requested by COMPANY, CONSULTANT shall assist in establishing, and advising the COMPANY with respect to:
          (1) shareholder meetings;
          (2) interviews of COMPANY officers by the financial media; and
          (3) interviews of COMPANY officers by analysts, market makers, broker-dealers, and other members of the financial community.

(c) Specifically, CONSULTANT shall seek to make the COMPANY, its management, its products, and its financial situation and prospects, known to the financial press and publications, broker dealers, mutual funds, institutional investors, market makers, analysts, investment advisors, shareholders and other members at the financial community, as well as the financial media and the public generally.

(d) CONSULTANT makes no guarantees, representations or warranties as to the particular results from CONSULTANT'S financial and public relations services and the responses and timeliness of action by the stockholder and stock brokerage community.

4.   DUTIES OF COMPANY.

(a) On a regular and timely basis, COMPANY shall supply CONSULTANT with all approved data and information about the COMPANY, its management, its products, and its operations and COMPANY shall be responsible for advising CONSULTANT of any facts which would affect the accuracy of any prior data and information supplied to CONSULTANT.

(b) COMPANY shall use its best efforts to promptly supply CONSULTANT with full and complete copies of all filings with all federal and state securities agencies; with full and complete copies of all shareholder reports and communications whether or not prepared with CONSULTANT assistance and also with all data and information supplied to any analyst, broker-dealer, market maker, or other member of the financial community; and with all product/services brochures, sales materials, etc.

(c) COMPANY understands that the accuracy and completeness of any document prepared by CONSULTANT is dependent upon COMPANY'S alertness to assure CONSULTANT that such document contains all material facts which might be important and that all such documents must not contain any misrepresentation of a material fact nor omit information necessary to make the statements therein not misleading. To that end, COMPANY agrees to review, and to confirm to CONSULTANT in writing that they have reviewed all materials for their accuracy and completeness prior to any use thereof. COMPANY also acknowledges that this responsibility continues in the event the materials become deficient in this regard.

5.   REPRESENTATION AND INDEMNIFICATION

(a) The COMPANY shall be deemed to make a continuing representation of the accuracy of any and all material facts, material, information, and data which it supplies to CONSULTANT and the COMPANY acknowledges its awareness that CONSULTANT will rely on such continuing representation in disseminating such information and otherwise performing its public relations functions.

(b) CONSULTANT, in the absence of notice in writing from COMPANY, may rely on the continuing occurrence of material, information, and data supplied by the COMPANY.

(c) COMPANY hereby agrees to indemnify CONSULTANT against, and to hold CONSULTANT harmless from any claims, demands, suits, loss, damages, including legal fees and expenses arising out of CONSULTANT'S reliance upon the occurrence and continuing accuracy of such facts, material, information and data, if and only if the facts, material, information and data was supplied to CONSULTANT by COMPANY.

(d) COMPANY agrees to indemnify and hold CONSULTANT harmless from any and all losses, claims, damages, liabilities, costs or expenses, including reasonable attorney's fees, (collectively the "liabilities"), joint and several, arising out of the performance of this Consulting Agreement, whether or not CONSULTANT is a party to such dispute. This indemnity shall not apply, however, and CONSULTANT shall indemnify and hold COMPANY, its affiliates, control persons, officers, employees and agents harmless from and against all liabilities, where a court of competent jurisdiction has made a final determination that CONSULTANT engaged in gross recklessness and willful misconduct in the performance of services hereunder which gave rise to the losses, claim, damages, liability, cost or expense sought to be recovered hereunder (but pending any such final determination, the indemnification and reimbursement provisions of this Consulting Agreement shall apply and COMPANY shall perform its obligations hereunder to reimburse CONSULTANT for its expenses).

The provisions of this paragraph 5 shall survive the termination and expiration of this Consulting Agreement.

6.   COMPENSATION.

As compensation for its services hereunder, CONSULTANT shall be issued options within one hundred twenty (120) days from the date of this Agreement, (the "Options") to purchase 300,000 shares of COMMON Stock, $.0001 par value (the "Shares"), of the Company exercisable at a price of $.10 per share.

7.   EXPENSES

CONSULTANT shall be entitled to reimbursement by COMPANY of such reasonable out-of-pocket expenses as CONSULTANT may incur in performing services under the Consulting Agreement. Said reimbursements shall be made within ten (10) days after submission to COMPANY. Any significant expenses (over $1,000 each) shall be approved in advance by COMPANY.

8.   REGISTRATION

COMPANY agrees to provide CONSULTANT with registration rights at COMPANY's cost and expense and include the underlying shares of Common Stock in a registration statement on Form S-8 to be filed by COMPANY with the Securities and Exchange Commission within the proximate future, provided that the Options may not be exercised prior to the registration statement filed with the SEC.

9.   RELATIONSHIP OF PARTIES

CONSULTANT is an independent contractor, responsible for compensation of its agents, employees and representatives. as well as all applicable withholding therefrom and taxes thereon (including unemployment compensation) and all workmen's compensation insurance. This Agreement does not establish any partnership, joint venture, or other business entity or association between the parties and neither party is intended to have any interest in the business or property of the other.

10.  CONFIDENTIALITY

CONSULTANT will not disclose to any other person, firm or corporation during the term of this Agreement, any trade secrets or other information designated as confidential by COMPANY which is acquired by CONSULTANT in the course of performing services hereunder. Any financial advice rendered by CONSULTANT pursuant to this Agreement may not be disclosed publicly in any manner without the prior written approval of CONSULTANT.

11.  ATTORNEY FEES

Should either party default in the terms or conditions of this Agreement and suit be filed as a result at such default, the prevailing party shall be entitled to recover all costs incurred as a result of such default including all costs and reasonable attorney fees through trial and appeal.

12.  WAIVER OF BREACH.

The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the other party.

13.  GOVERNING LAW.

This agreement shall be construed according to the laws of California.

14.  NOTICES.

Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and sent by certified mail, return receipt requested, to the principal office at the party being notified or by fax, at the aforementioned addresses.

15.  ENTIRE AGREEMENT.

This instrument contains the entire agreement of the parties and may be modified only by agreement in writing, signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. If any provision of this Agreement is declared void, each provision shall be deemed severed from this Agreement, which shall otherwise remain in full force and effect. A facsimile signature shall be as binding as an original signature.

  IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement.

GLOBAL VENTURE FUNDING, INC.     ROBERT C. BREHM CONSULTING, INC.

/s/ Roger K. Knight               /s/ Robert C. Brehm
Roger K. Knight, President       Robert C. Brehm, President

___________________________________________________________
                    EXHIBIT (4)(2)

                    OPTION AGREEMENT

_________________________________________________________
          OPTION TO PURCHASE COMMON STOCK OF
               GLOBAL VENTURE FUNDING, INC.

This is to certify that ROBERT C. BREHM CONSULTING, INC. ("Optionee") is entitled, subject to the terms and conditions hereinafter set forth, to purchase 300,000 shares of Common Stock, $.0001 par value per share (the "Common Shares") of GLOBAL VENTURE FUNDING, INC., a Colorado corporation (the "Company"), from the Company at a price per share and on the terms set forth herein and to receive a certificate of the Common Shares so purchased on presentation and surrender to the Company with the subscription form attached, duly executed and accompanied by payment of the purchase price of each share purchased either by cash or by certified cashier's check or other check payable to the order of the Company.

The purchase rights represented by this Option are exercisable at a price per Common Share of $.10 commencing July 26, 1996 until July 26, 1998 or twenty-four months after the S-8 , from which these shares are issued, is filed and accepted by the Securities and Exchange Commission which ever date is later.

Subject to the above conditions, the purchase rights represented by this Option are exercisable at the option of the registered owner hereof in whole at any time, or in part from time to time, within the period specified; provided, however, that such purchase rights shall not be exercisable with respect to a fraction of a Common Share. In case of the purchase of less than all the Common Shares purchasable under this Option, the Company shall cancel this Option on surrender hereof and shall execute and deliver a new Option of like tenor and date for the balance of the shares purchasable hereunder.

The Company agrees at all times to reserve and hold available a sufficient number of Common Shares to cover the number of shares issuable on exercise of this and all other Options of like tenor then outstanding.

This Option shall not entitle the holder thereof to any voting rights or other rights as a stockholder of the Company, or to any other rights whatever except the rights herein expressed and such as are set forth, and no dividends shall be payable or accrue in respect to this Option or the interest represented hereby or the Common Shares purchasable hereunder until and unless, and except to the extent that, this Option shall be exercised.

In the event that the outstanding Common Shares hereunder are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock split-up or stock dividend:

     (a) The aggregate number and kind of Common Shares subject to this Option shall be adjusted appropriately;

     (b) Rights under this Option, both as to the number of subject Common Shares and the Option price, shall be adjusted appropriately; and

     (c) Where dissolution or liquidation of the company or any merger or combination in which the Company is not a surviving corporation is involved, this Option shall terminate, but the registered owner of this Option shall have the right, immediately prior to such dissolution, liquidation, merger or combination, to exercise his Option in whole or in part to the extent that it shall not have been exercised.

The foregoing adjustments and the application of the foregoing provisions may provide for the elimination of fractional share interests.

The Option and all the rights hereunder shall not be transferable otherwise than by will or the laws of descent and distribution and except to the sole shareholder of Optionee.

The Company shall not be required to issue or deliver any certificate of Common Shares purchased on exercise of this Option or any portion thereof prior to the fulfillment of all the following conditions:

     (a) The completion of any registration or other qualification of such shares under any federal or state law or under the rulings or regulations of the Securities and Exchange
Commission or any other government regulatory body which is necessary;

     (b) The obtaining of any approval or other clearance from any federal or state government agency which is necessary.

The Company agrees to file an appropriate registration statement under the Securities Act of 1933 as soon as practicable in order to register the underlying Common Shares under such Act.

IN WITNESS WHEREOF, the Company has caused this Option to be executed by the signature of a duly authorized officer.

                         GLOBAL VENTURE FUNDING, INC.

                         By :  /s/ Roger Knight
                              Roger K. Knight, President

Dated July 26, 1996
________________________________________________________________
                       SUBSCRIPTION FORM
(To be executed by the registered holder to exercise the rights to purchase Common Shares evidenced by the within Option)

Global Venture Funding, Inc.
628 Las Vegas Blvd. South
Las Vegas, NV  89101

The undersigned hereby irrevocably subscribes for Common Shares pursuant to and in accordance with the terms and conditions of this Option, and hereunder makes payment of $_________________________ therefor, and requests that a certificate of such Common Shares be issued in the name of the undersigned and be delivered to the undersigned at the address stated below, and if such number of shares shall not be all the shares purchasable hereunder, that a new Option of like tenor for the balance of the remaining Common Shares purchasable hereunder shall be delivered to the undersigned at the address stated below.



Dated: ________________________

Signed : ___________________________

Address : ________________________________________________

          _________________________________________________

_____________________________________________________________
                             EXHIBIT (5)

Opinion of Diane M. Lalosh relating to issuance of shares of securities pursuant to the above Management Consulting Agreement
_____________________________________________________________
                           Law Offices of
                           Diane M. Lalosh
                    1451 Southwest Blvd., #120-L
                       Rohnert Park, CA  94928
                            (707)792-9989

November 20, 1996

Securities and Exchange Commission
450 Fifth Street, N.W. Judiciary Plaza
Washington, DC  20549

RE : GLOBAL VENTURE FUNDING INC.

Ladies and Gentlemen:

This office represents GLOBAL VENTURE FUNDING, INC., a Colorado corporation (the "Registrant") in connection with the Registrant's Registration Statement on Form S-8 under the Securities Act of 1933 (the "Registration Statement"), which relates to the registration of a total of 300,000 shares of the Registrant's Common Stock issuable upon exercise of options issued to Robert C. Brehm Consulting, Inc. (an option to purchase 300,000 shares) for performance of certain consulting and management services (the "Registered Securities"). In connection with my representation, I have examined such documents and undertaken such further inquiry as I consider necessary for rendering the opinion hereinafter set forth.

Based on the foregoing, it is my opinion the Registered
Securities, when sold as set forth in the Registration Statement, will be legally issued, fully paid and nonassessable.

I acknowledge that I am referred to under the heading "Legal Matters" in the Prospectus which is part of the Registrant's Form S-8 Registration Statement relating to the Registered Securities, and I hereby consent to such use of my name in such Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement and with such state regulatory agencies in such states as may require such filing in connection with the registration of the Registered Securities for offer and sale in such states.


                                     /s/ DIANE M. LALOSH
____________________________________________________________
                         EXHIBIT (23.1)

Consent of Diane M. Lalosh relating to the issuance of shares of securities pursuant to the above Management Consulting Agreement

____________________________________________________________
                       CONSENT OF DIANE M. LALOSH

I hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form S-8 of my opinion dated November 20, 1996 relating to the registration of the Securities as therein defined, of GLOBAL VENTURE FUNDING INC., a Colorado corporation, which is attached as Exhibit 5 therein.



November 20, 1996


                                        /s/ DIANE M. LALOSH
_________________________________________________________________
                       EXHIBIT (23.2)

Consent of accountant, Bradshaw, Smith & Company relating to their Independent Auditors Report incorporated by reference to the September 30, 1996 10-KSB filed with the Securities and Exchanger Commission
________________________________________________________________
                    CONSENT OF BRADSHAW, SMITH & COMPANY


The Board of Directors
Global Venture Funding, Inc.

We consent to incorporation by reference in the registration statement titled "Management Consulting Plan with Robert C. Brehm Consulting, Inc." on Form S-8 of Global Venture Funding, Inc of our report dated October 23, 1996, relating to the balance sheet of Global Venture Funding, Inc. as of September 30, 1996, and the related statements of operations, changes in stockholders' deficit, and cash flows for the year then ended, which report appears in the September 30, 1996 annual report on Form 10-KSB of Global Venture Funding, Inc.

Las Vegas, Nevada
November 20, 1996


                              /s/ BRADSHAW, SMITH & COMPANY